                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           ________________________

                                  FORM 8-K/A

                                Amendment No.1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          __________________________



Date of Report (Date of
earliest event reported): July 12, 1996
                          -------------



                        INTERMEDIA COMMUNICATIONS INC.
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



               Delaware                                   59-2913586
       --------------------------                    -------------------
        (State or other jurisdic-                     (I.R.S. Employer
        tion of incorporation or                     Identification No.)
        organization)



                                    0-20135
                           ------------------------
                           (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                                33619-1309
- --------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (813) 621-0011
                                                   --------------


9280 Bay Plaza Boulevard, Suite 720, Tampa, Florida  33619
- --------------------------------------------------------------------------------
(Former address, if changed since last report)

Item 7 of the Current Report on Form 8-K, dated June 28, 1996, of Intermedia Communications Inc., a Delaware Corporation, is hereby amended and restated to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(a)  Financial Statements of Business Acquired.

Financial Statements for the Telecommunications Division of EMI for the years ended July 31 1994 and 1995 and for the eight month periods ended March 31, 1995 and 1996 (unaudited) are filed as part of this report.

(b)  Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements for ICI are filed as part of this report.

(c)  Exhibits

Number    Exhibit
- ------    -------

2.1 Asset Purchase Agreement dated as of February 20, 1996 by and among EMI Communications Corp., Eastern Message, Inc., Eastern Message of New Jersey, Inc., Eastern Message of Pennsylvania, Inc., Eastern Message of Massachusetts, Inc., Eastern Message of Maryland, Inc., Newhouse Broadcasting Corporation and Intermedia Communications Inc. (f/k/a Intermedia Communication of Florida, Inc.) (the "Asset Purchase Agreement"). Exhibit 2.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 is hereby incorporated by reference.

2.2       Amendment No. 1 to the Asset Purchase Agreement.

99.1      Press release dated June 28, 1996.

               Report of Independent Certified Public Accountants


Telecommunication Division of
 EMI Communications Corporation

We have audited the accompanying balance sheets of Telecommunication Division of EMI Communications Corporation as of July 31, 1994 and 1995, and the related statements of operations and divisional equity and cash flows for each of the two years in the period ended July 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Telecommunication Division is a part of EMI Communications Corporation and has no separate legal status or existence. Transactions with EMI Communications Corporation and its parent, Newhouse Broadcasting Corporation, are described in the notes to financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telecommunication Division of EMI Communications Corporation at July 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.


                                  /s/ Ernst & Young LLP



Tampa, Florida
March 8, 1996

                         Telecommunication Division of
                         EMI Communications Corporation

                                 Balance Sheets



                                           July 31
                                -------------------------------    March 31
                                     1994             1995           1996
                                ---------------  --------------  --------------
                                                                  (Unaudited)

Assets
Current assets:
 Accounts receivable (less
  allowance for doubtful
  accounts of $12,500 in
  1994, 1995, and 1996,
  respectively)                    $ 3,737,927     $ 7,681,387     $ 5,765,999
 Notes receivable and
  other assets                         108,156         123,369          74,712
 Prepaid expenses                      241,709         311,396         429,736
                                  -------------   -------------  --------------
Total current assets                 4,087,792       8,116,152       6,270,447

Property and equipment, net         13,522,348      11,282,436       9,513,718
Deposits, deferred charges
 and other assets                      441,256         331,197         403,408
                                  -------------   -------------  --------------
Total assets                       $18,051,396     $19,729,785     $16,187,573
                                  =============   =============  ==============

Liabilities and divisional
 equity
Current liabilities:
 Accounts payable                  $ 4,028,815     $ 4,875,071     $ 6,132,711
 Federal transfer surcharge
  (Note 7)                           3,497,500       4,556,700       4,556,700
 Accrued compensation, employee
  benefits, pension, and
  related taxes                        367,892         355,501         337,143
 Accrued sales and franchise
  tax                                   91,092         609,845       1,196,958
 Deferred revenue                      101,627         140,492          82,745
 Other accrued liabilities              50,428          56,892           4,111
                                  -------------   -------------  --------------
Total current liabilities            8,137,354      10,594,501      12,310,368

Accrued pension and
 postretirement benefits               227,055         449,961         600,036
                                  -------------   -------------  --------------
                                     8,364,409      11,044,462      12,910,404

Divisional equity                    9,686,987       8,685,323       3,277,169
                                  -------------   -------------  --------------
Total liabilities and
 divisional equity                 $18,051,396     $19,729,785     $16,187,573
                                  ==============  =============  ==============


See notes to financial statements.

                         Telecommunication Division of
                         EMI Communications Corporation

                 Statements of Operations and Divisional Equity

                                                Year Ended             Eight-Month Period Ended
                                                 July 31                       March 31
                                       ----------------------------- -----------------------------
                                             1994           1995           1995           1996
                                       -------------- -------------- -------------- --------------
                                                                              (Unaudited)
Revenues
 Communication service                   $32,920,416    $35,643,585    $24,062,849    $28,944,131
 Microwave service                         4,186,791      4,127,504      2,610,442      2,872,018
 Other                                       205,756        250,775        158,401        167,989
                                       -------------- -------------- -------------- --------------
                                           37,312,963     40,021,864     26,831,692     31,984,138
 Expenses
  Facilities administration and
   maintenance costs                      35,602,603     36,082,066     24,939,266     30,209,380
  Selling, general, and
   administrative                          3,021,910      2,873,478      1,591,032      1,897,880
  Depreciation and amortization            5,140,841      5,122,796      3,274,746      2,923,391
                                       -------------- -------------- -------------- --------------
                                          43,765,354     44,078,340     29,805,044     35,030,651
                                       -------------- -------------- -------------- --------------
Loss from operations                      (6,452,391)    (4,056,476)    (2,973,352)    (3,046,513)

Interest expense, net                       (937,807)      (790,452)      (507,905)      (108,116)
                                       -------------- -------------- -------------- --------------
Loss before income taxes                  (7,390,198)    (4,846,928)    (3,481,257)    (3,154,629)

Income tax benefit                        (2,711,889)    (1,763,875)    (1,270,702)    (1,147,956)
                                       -------------- -------------- -------------- --------------
Net loss                                  (4,678,309)    (3,083,053)    (2,210,555)    (2,006,673)

Divisional equity, beginning of year       9,425,642      9,686,987      9,686,987      8,685,323
Distribution from (to) parent              4,939,654      2,081,389      2,270,668     (3,401,481)
                                       -------------- -------------- -------------- --------------
Divisional equity, end of year           $ 9,686,987    $ 8,685,323    $ 9,747,100    $ 3,277,169
                                       ============== ============== ============== ==============


See notes to financial statements.

                         Telecommunication Division of
                         EMI Communications Corporation

                            Statements of Cash Flows

                                                   Year Ended            Eight-Month Period Ended
                                                     July 31                     January 31
                                        --------------- -------------- -------------- --------------
                                              1994           1995           1995           1996
                                        --------------- -------------- -------------- --------------
                                                                                   (Unaudited)
Operating activities
Net loss                                   $(4,678,309)   $(3,083,053)   $(2,210,555)   $(2,006,673)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Depreciation and amortization              5,140,841      5,122,796      3,274,746      2,923,391
  Gain on sale of property, plant
   and equipment                               (12,221)       (21,831)             -              -
  Changes in operating assets and
   liabilities:
    Accounts receivable                        194,768     (3,943,460)      (937,883)     1,915,388
    Notes receivable and other assets          (66,629)       (15,213)        60,928         48,657
    Prepaid expenses                           (70,709)       (69,687)       241,709       (118,340)
    Deposits, deferred charges and
     other assets                             (114,823)         7,228       (430,032)       (72,211)
    Accounts payable and accrued
     liabilities                              (917,000)     1,359,082       (393,054)     1,773,614
    Federal transfer surcharge               1,147,700      1,059,200        374,598              -
    Deferred revenue                           (47,067)        38,865        (36,847)       (57,747)
    Accrued pension and post-
     retirement benefits                       189,597        222,906        144,217        150,075
                                        --------------- -------------- -------------- --------------
 Net cash provided by (used in)
  operating activities                         766,148        676,833         87,827      4,556,154

Investing activities
Purchase of property and equipment          (5,727,699)    (2,795,123)    (2,290,495)    (1,154,673)
Proceeds from sale of property and
  equipment                                     21,897         36,901              -              -
                                        --------------- -------------- -------------- --------------
Net cash used in investing activities       (5,705,802)    (2,758,222)    (2,290,495)    (1,154,673)

Financing activities
Distribution from (to) Parent                4,939,654      2,081,389      2,202,668     (3,401,481)
                                        --------------- -------------- -------------- --------------
Net cash provided by financing
 activities                                  4,939,654      2,081,389      2,202,668     (3,401,481)
                                        --------------- -------------- -------------- --------------
Net increase (decrease) in cash and
 cash equivalents                                    -              -              -              -

Cash and cash equivalents, beginning
 of year                                             -              -              -              -
                                        --------------- -------------- -------------- --------------
Cash and cash equivalents, end of year     $         -    $         -    $         -    $         -
                                        =============== ============== ============== ===============

See notes to financial statements.

                         Telecommunication Division of
                         EMI Communications Corporation

                         Notes to Financial Statements

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


1. Summary of Significant Accounting Policies

Description of Business

The Telecommunication Division of EMI Communications Corporation (the "Division") is a New York State based telecommunications company which operates a digital network, offering full-service telecommunications including systems engineering, interchange transmission facilities, end user communication services and network management. The Division generally services governmental entities, commercial end-users, as well as other corporations primarily in the Northeast United States and Canada.

For the years ended July 31, 1994 and 1995, revenue of 70% and 67%, respectively, was derived from the Division's primary customer, State of New York's Office of General Services. In addition, for the years ended July 31, 1994 and 1995, 74% and 75%, respectively, of accounts receivable were owed to the Division by this customer. The Division does not normally obtain collateral on accounts receivable.

Financial Statement Presentation

The financial statements include only those accounts related to the Division's operations after elimination of significant intercompany transactions. All other accounts of EMI Communications Corporation and its parent, Newhouse Broadcasting Corporation (collectively, the "Parent"), have not been included in the financial statements since they are not directly related to the Division's operations.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated over the estimated useful lives of the assets using the straight-line and accelerated methods for financial statement reporting and income tax purposes.

Income Taxes

The Division accounts for income taxes under the liability method as prescribed by Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." Under this

                         Telecommunications Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


1. Summary of Significant Accounting Policies (Continued)

method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that may be in effect when the differences are expected to reverse. Refer to Note 3.

Postretirement Benefits

The Division accounts for postretirement benefits other than pensions in accordance with Financial Accounting Standards Board Statement No. 106 by accruing the estimated cost of retiree benefits other than pensions during the employees' active service period. The Division is recognizing the transition obligation over a 22-year period. Refer to Note 5.

Deferred Revenue

Proceeds received from telecommunication customers in advance of services are deferred at the time of receipt and are included in revenues on a pro rata basis as the services are provided.

Long Lived Assets

In March 1995, the FASB issued Statement No. 121, "Accounting for the
Impairment of Long Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Division will adopt Statement No. 121 for the fiscal year ending July 31, 1997 and, due to the significant amount of technical equipment maintained by the Division and the extensive number of estimates to be made to assess the financial impact of adoption of Statement No. 121, financial statement impact has not yet been determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         Telecommunications Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


1. Summary of Significant Accounting Policies (Continued)

Intercompany Accounts

All balance sheet related intercompany balances, which resulted from various transactions between the Division and its Parent, have been presented on a net basis and included in divisional equity. The balance is primarily the result of the Division's capitalization and participation in the Parent's central cash management program.

Intercompany Expense Allocation

The Parent provides various administrative services to the Division including legal assistance, cash management and management advisory services. It is the Parent's policy to charge these expenses and all other operating expense, on both a direct and indirect cost basis. These expenses (which are included in operating expenses) were $197,550 and $197,550 for the years ended July 31, 1994 and 1995, respectively. Interest charges have been allocated based on the assets employed. For the years ended July 31, 1994 and 1995, interest paid was $568,757 and $668,743, respectively. Management believes these allocation methods are reasonable.

Interim Financial Statements

The unaudited balance sheet at March 31, 1996 and the unaudited statements of operations and divisional equity and cash flows for the eight-month periods ended March 31, 1995 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

                         Telecommunications Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


2. Property and Equipment

Property and equipment and the related lives for depreciation purposes consisted of the following:

                                             July 31
                                 -------------------------------    Depreciable
                                      1994             1995            Lives
                                 ---------------  --------------   -------------
  Land                            $    271,259     $    271,259
  Buildings and improvements         1,331,246        1,340,246     10-31 years
  Technical equipment               43,905,095       46,352,865      5-7 years
  Other equipment, automobiles,
   furniture and fixtures            3,970,720        3,953,279      5-7 years
                                 ---------------  --------------
                                    49,478,320       51,917,649
  Less accumulated depreciation    (37,050,275)     (41,703,424)
                                 ---------------  --------------
                                    12,428,045       10,214,225
  Leasehold improvements, net of
   accumulated amortization of
   $810,242 and $860,206 at
   July 31, 1994 and 1995,
   respectively                      1,094,303        1,068,211     5-31 years
                                 ---------------  --------------
                                  $ 13,522,348     $ 11,282,436
                                 ===============  ==============

3. Income Taxes

The Division's taxable income is included in the consolidated federal income tax return filed by the Parent. For financial reporting purposes the Division's income tax expense or benefit is computed on a separate company basis, with the resulting current income taxes payable or receivable and related deferred income taxes settled through the intercompany accounts. Accordingly, all balance sheet related income tax balances have been presented on a net basis and included in divisional equity.

                         Telecommunications Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


3. Income Taxes (continued)

The income tax benefit differs from the amount computed by applying the federal statutory rate to loss before income taxes. The difference is reconciled as follows:

                                              Year Ended July 31
                                             1994           1995
                                        -------------- --------------
 Loss before income taxes                $(7,390,198)   $(4,846,928)
 Federal statutory rate                          35%            35%
                                        -------------- --------------
                                          (2,586,569)    (1,696,425)
 State and local income taxes, net of
 federal tax effect                         (132,872)       (86,317)
 Other                                         7,552         18,867
                                        -------------- --------------
 Benefit based on loss                   $(2,711,889)   $(1,763,875)
                                        ============== ==============

Deferred income taxes arise principally from differences between financial reporting and income tax reporting of the federal transfer surcharge, accrued postretirement and pension benefits, asset valuation allowances and accrued expenses.

4. Pension Plan

The Division participates in a Parent-sponsored noncontributory pension plan which covers substantially all employees. The plan provides participating employees with retirement benefits in accordance with benefit provision formulas which are based on years of service and career pay. The Division's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Division may determine to be appropriate from time to time.

                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


4. Pension Plan (Continued)

A summary of the components of net periodic pension costs is presented below:

                                           Year Ended July 31
                                        ------------------------
                                            1994        1995
                                        ----------- ------------
  Service cost-benefits earned during
  the period                             $119,689    $ 110,981
  Interest cost on projected benefit
  obligation                              117,086      127,169
  Actual return on plan assets            (20,672)    (198,111)
  Net amortization and deferral           (62,598)      90,725
                                        ----------- ------------
  Net periodic pension cost              $153,505    $ 130,764
                                        =========== ============

Actuarial assumptions used to determine pension costs include a discount rate of 8.5%, expected long-term rate of return on assets of 9.5%, and expected rate of increase in future compensation of 5% for all periods shown.

A summary of the Plan's funded status and amounts recognized in the Division's balance sheets is as follows:

                                                  July 31
                                        -----------------------------
                                              1994           1995
                                        -------------  --------------
Actuarial present value of accumulated
 benefit obligations:
   Vested                                $(1,186,458)   $(1,330,453)
   Nonvested                                 (43,423)       (49,642)
                                        -------------  --------------
                                          (1,229,881)    (1,380,095)
Projected compensation increases            (309,397)      (327,406)
                                        -------------  --------------
Projected benefit obligations             (1,539,278)    (1,707,501)
Plan assets at market value                1,156,268      1,400,566
                                        -------------  --------------
Projected benefit obligations in excess
 of plan assets                             (383,010)      (306,935)
Unrecognized net transition obligation        57,348         50,975
Unrecognized net loss                        190,795        104,322
                                        -------------  --------------
Pension liability recognized in the
 balance sheets                          $  (134,867)   $  (151,638)
                                        ============== ==============


                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


4. Pension Plan (Continued)

The components of the pension liability recognized in the balance sheets are as follows:

                                                         July 31
                                                -------------------------
                                                    1994         1995
                                                ------------ ------------
     Current                                     $ (58,599)   $ (52,745)
     Long-term                                     (76,268)     (98,893)
                                                ------------ ------------
                                                 $(134,867)   $(151,638)
                                                ============ ============

The Plan's assets at July 31, 1994 and 1995 were primarily invested in fixed income securities, equities and short-term securities.

In addition to the defined benefit pension plan as described above, the Division also participates in a defined contribution 401(k) plan covering substantially
all employees.   Provisions of the plan allow employees to contribute a portion of their salary or wages as prescribed under Section 401(k) of the Internal Revenue Code. The Division provides an employer contribution based on a percentage of the employee's contribution. The employer's contribution was $37,016 and $48,999 for the years ended July 31, 1994 and 1995, respectively.

5. Postretirement Benefits Other Than Pensions

The Division participates in a Parent-sponsored postretirement health care and life insurance plan to retirees and eligible dependents. These benefits are funded as incurred from the general assets of the Division. Prior to July 31, 1993, the cost of retiree health care and life insurance benefits was charged to expense as premiums were paid (pay-as-you-go-basis).

Effective August 1, 1993, the Division adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This Statement requires that the cost of postretirement benefits be accrued during an employee's active working career instead of recognizing this cost on the cash basis. In accordance with Statement No. 106, the transition obligation, representing the unrecognized accumulated past-service benefit obligation for all plan participants, may be recognized as a cumulative effect of an accounting change or may be amortized on a straight-line basis over the average remaining service period of active plan participants. The Division has elected to amortize the $783,450 of transitional

                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


5. Postretirement Benefits Other Than Pensions (Continued)

obligation on a straight-line basis over 22 years. For the years ended July 31, 1994 and 1995, the adoption of the statement resulted in an increase in postretirement benefit cost of $150,787 and $200,281, respectively.

A summary of the components of net periodic other postretirement benefit costs relating to the Plan is as follows:

                                          Year Ended July 31
                                        ---------------------
                                           1994       1995
                                        ---------- ----------
  Service cost - benefits earned during
   the year                              $ 62,305   $ 82,538
  Interest cost on projected benefit
   obligation                              62,299     88,144
  Net amortization and deferral            35,611     37,430
                                        ---------- ----------
  Net postretirement benefit cost        $160,215   $208,112
                                        ========== ==========

Actuarial assumptions used to determine the liability for the postretirement benefits other than pensions included the assumed weighted average discount rate used in determining the actuarial present value of the accumulated postretire-ment benefit obligation of 8.5% and the assumed weighted average rate of increase in future compensation levels related to pay-related life insurance benefits of 5.0% for all periods shown.

The future health care cost trend rate for the year ended July 31, 1995 was approximately 14% and is assumed to decrease to 7% by the year 2006 and remain at that approximate level thereafter. The health care trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rate by one percentage point would increase the accumulated postretirement benefit obligations by $299,627 and increase the aggregate of the service and interest cost components of the net postretirement benefit costs by $57,070 for the year ended July 31, 1995.

The Division has not prefunded any of its postretirement health and life insurance liabilities, and consequently, there are no expected returns on assets anticipated in the calculation of expense.

                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


5. Postretirement Benefits Other Than Pensions (Continued)

A schedule reconciling the accumulated benefit obligation with the Division's recorded liability follows:

                                                 July 31
                                        --------------------------
                                            1994         1995
                                        ------------ -------------
  Accumulated postretirement benefit
   obligation:
   Retirees                              $(112,698)   $  (124,637)
   Fully eligible active participants     (173,328)      (217,276)
   Other active participants              (515,843)      (861,851)
                                        ------------ -------------
  Accumulated postretirement benefit      (801,869)    (1,203,764)
   obligation
  Unrecognized net loss (gain)             (96,757)       140,469
  Unrecognized transition obligation       747,839        712,227
                                        ------------ -------------
  Accrued noncurrent postretirement
   benefit recognized in the balance
   sheets                                $(150,787)   $  (351,068)
                                        ============ =============

6. Commitments and Contingencies

At July 31, 1994 and 1995, the Division has issued letters of credit amounting to $6,023,000 and $5,780,000, respectively, related to performance guarantees on contracts with a customer and a vendor.

The Division is obligated under long-term leases expiring at various dates through 2008. Certain leases contain renewal options. The leases generally provide that the Division shall pay adjustments for property taxes, insurance, utilities, and other related charges.

                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


6. Commitments and Contingencies (continued)

Future minimum lease payments under noncancelable operating leases as of July 31, 1995 are as follows:

         Year                                               Amount
         ----                                            -------------
         1996                                              $ 2,849,928
         1997                                                2,329,665
         1998                                                2,062,885
         1999                                                1,640,367
         2000                                                  866,387
         Thereafter                                            981,529
                                                         --------------
                                                           $10,730,761
                                                         ==============

Rent expense under these leases totaled $2,557,546 and $ 2,371,905 for the years ended July 31, 1994 and 1995, respectively.

Aggregate future minimum rentals to be received under noncancelable subleases, expiring on various dates through 2008, are as follows:

         Year                                               Amount
         ----                                            -------------
         1996                                              $  744,704
         1997                                                 534,587
         1998                                                 424,337
         1999                                                 332,719
         2000                                                 176,417
         Thereafter                                           151,925
                                                         -------------
                                                           $2,364,689
                                                         =============

                         Telecommunication Division of
                         EMI Communications Corporation

                   Notes to Financial Statements (continued)

       (Information pertaining to March 31, 1996 and for the eight-month periods ended March 31, 1996 and 1995 is unaudited)


7. Federal Transfer Surcharge

During March 1995, the State of New York's Office of General Services ("OGS") contested the billing of certain Federal Transfer Surcharges from January 1, 1991 through February 1995. The Division negotiated with OGS and on
December 14, 1995 a settlement was reached for the disputed surcharges.

Included in operations for the years ended July 31, 1994 and 1995 is $1,147,700 and $1,059,200, respectively, including interest charges of $137,000 and $127,000, respectively, in connection with this settlement. No further charges to operations for this settlement are expected and the settlement is expected to be paid beginning in April 1996.

8. Subsequent Event

On February 20, 1996, the Parent entered into an agreement to sell the property and equipment of the Division, as well as assign customer lists, certain contracts and leases, to Intermedia Communications of Florida, Inc. (ICI) for 937,500 shares of ICI common stock. Consummation of the transaction is subject to receipt of certain regulatory approvals and certain other conditions.

                        Intermedia Communications Inc.
        Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 28, 1996, Intermedia Communications Inc. (ICI or the Company), acquired the telecommunications division of EMI Communications Corporation (EMI) pursuant to an Asset Purchase Agreement, dated as of February 20, 1996. ICI purchased EMI's telecommunications division in exchange for 937,500 newly and validly issued, fully paid and nonassessable chares of ICI common stock.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1996 and the unaudited condensed consolidated statements of operations for the three month period ended March 31, 1996 and year ended December 31, 1995 include the historical effects of the acquisition of the telecommunication assets of EMI, as if EMI were acquired at the beginning of each respective period. In addition, the accompanying unaudited pro forma condensed consoli-dated statement of operations for the year ended December 31, 1995 has been prepared to reflect the acquisition of FiberNet USA, Inc. and Subsidiaries and FiberNet Telecommunications Cincinnati, Inc. (collectively, FiberNet) and EMI as if they were consummated on January 1, 1995.

The pro forma information is based on the historical financial statements of the acquired businesses giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The pro forma information does not purport to be indicative of the actual results that would have been achieved had the acquisitions actually been completed as of the dates indicated.

                        Intermedia Communications Inc.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                 March 31, 1996

                                                    Historical
                                        -------------------------------        Pro Forma         Pro Forma
                                          Consolidated (1)    EMI (2)         Adjustments          Totals
                                        --------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                $ 32,820,116      $        -                          $32,820,116
 Restricted investments, including
  interest receivable                       19,817,578               -                           19,817,578
 Short-term investments                      2,100,000               -                            2,100,000
 Accounts receivable, net                    9,098,178        5,840,711   $ (5,840,711)/(3)/      9,098,178
 Prepaid expenses and other
  current assets                             2,819,099          429,736       (429,736)/(3)/      2,819,099
                                        --------------------------------------------------------------------
Total current assets                        66,654,971        6,270,447     (6,270,447)          66,654,971
Restricted investments                      30,855,253                -                          30,855,253
Telecommunications equipment, net           90,909,312        9,513,718      7,611,282/(4)/     108,034,312

Intangibles, net                            26,442,128                -                          26,442,128
Other assets                                   218,407          403,408       (403,408)/(3)/        218,407
                                        --------------------------------------------------------------------
Total assets                              $215,080,071      $16,187,573   $    937,427         $232,205,071
                                        ====================================================================

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                         $  7,011,847      $10,689,411   $(10,689,411)/(3)/   $  7,011,847
 Accrued taxes                               7,152,274                -                           7,152,274
 Other accrued expenses                      2,550,396        1,620,957     (1,620,957)/(3)/      2,800,396
                                                                               250,000 /(4)/
 Advance billings                            1,716,696                -                           1,716,696
 Current portion of long-term debt             109,095                -                             109,095
 Current portion of capital lease
  obligations                                  972,503                -                             972,503
                                        --------------------------------------------------------------------
Total current liabilities                   19,512,811       12,310,368    (12,060,368)          19,762,811
Long-term debt                             159,224,002                -                         159,224,002
Capital lease obligations                    4,930,214                -                           4,930,214
Other noncurrent liabilities                         -          600,036       (600,036)/(3)/              -
                                        --------------------------------------------------------------------
Total liabilities                          183,667,027       12,910,404    (12,660,404)         183,917,027

Stockholders' equity:
 Common stock                                  103,638                -          9,375 /(4)/        113,013
 Additional paid-in capital                 74,145,464                -     16,865,625 /(4)/     91,011,089
 Division equity                                     -        3,277,169     (3,277,169)/(3)/              -
 Accumulated deficit                       (42,836,058)               -                         (42,836,058)
                                        ---------------------------------------------------------------------
Total stockholders' equity                  31,413,044        3,277,169     13,597,831           48,288,044
                                        ---------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                   $215,080,071      $16,187,573   $    937,427         $232,205,070
                                        ====================================================================

                        Intermedia Communications Inc.

                              Unaudited Pro Forma
                 Condensed Consolidated Statement of Operations

                    Three-month period ended March 31, 1996

                                                 Historical
                                          --------------------------
                                              (a)           (b)        Pro Forma         Pro Forma
                                          Consolidated      EMI       Adjustments          Totals
                                          -----------------------------------------------------------
Revenues                                  $13,502,870   $12,784,036   $ (48,309)/(d)/    $26,238,597

Expenses:
 Facilities administration
  and maintenance and line costs            9,258,342     7,426,926     (48,309)/(d)/     16,636,959
 Selling, general and administrative        5,920,226     5,432,933                       11,353,159
 Depreciation and amortization              3,280,515       835,499    (223,892)/(e)/      3,892,122
                                          -----------------------------------------------------------
                                           18,459,083    13,695,358    (272,201)          31,882,240
                                          -----------------------------------------------------------
Loss from operations                       (4,956,213)     (911,322)    223,892           (5,643,643)

Interest expense                           (5,381,866)      (30,840)     30,840/(g)/      (5,381,866)
Interest and other income                   1,444,731        44,736                        1,489,467
                                          -----------------------------------------------------------
Loss before income taxes                   (8,893,348)     (897,426)    254,732           (9,536,042)
Income taxes (benefit)                              -      (325,396)   (325,396)/(h)/              -
                                          -----------------------------------------------------------
Net loss                                  $(8,893,348)  $  (572,030)  $ (70,664)         $(9,536,042)
                                          ===========================================================

Net loss per share                        $     (0.86)                                   $     (0.84)
                                          =============                                  ============
Weighted average number of
 shares outstanding                        10,383,451                                     11,320,951 (i)
                                        ==============                                ==================

                        Intermedia Communications Inc.

      Unaudited Pro Forma Condensed Consolidated Statements of Operations

                          Year ended December 31, 1995

                                                         Historical
                                        ----------------------------------------
                                              (a)           (c)          (b)           Pro Forma        Pro Forma
                                          Consolidated    FiberNet       EMI          Adjustments         Totals
                                        --------------------------------------------------------------------------
Revenues                                  $ 38,630,574   $  38,790   $43,369,515   $(351,796)/(d)/    $81,687,083

Expenses:
 Facilities administration and
  maintenance and line costs                22,989,195      29,849    39,936,405    (351,796)/(d)/     62,603,653
 Selling, general and
  administrative                            14,992,458     236,572     3,065,864                       18,294,894
 Depreciation and amortization              10,195,871      75,518     4,736,679  (2,290,250)/(e)/     12,808,073
                                                                                      90,255 /(f)/
                                        --------------------------------------------------------------------------
                                            48,177,524     341,939    47,738,948  (2,551,791)          93,706,620
                                        --------------------------------------------------------------------------
Loss from operations                        (9,546,950)   (303,149)   (4,369,433)  2,199,995          (12,019,537)

Interest expense                           (13,766,639)    (59,793)     (532,320)    532,320/(g)/     (13,826,432)
Interest and other income                    4,060,040           -        21,831                        4,081,871
Loss before income taxes                   (19,253,549)   (362,942)   (4,879,922)  2,732,315          (21,764,098)
Income taxes (benefit)                         (96,952)          -    (1,776,076) (1,776,076)/(h)/        (96,952)
                                        --------------------------------------------------------------------------
Net loss                                  $(19,156,597)  $(362,942)  $(3,103,846)$   956,239         $(21,667,146)
                                        ==========================================================================


          Net loss per share                    $(1.91)                                                     $(1.95)
                                         ==============                                            ===============
          Weighted average number of
               shares outstanding           10,035,774                                                11,087,205(i)
                                        ==============                                             ===============


                        Intermedia Communications Inc.

                     Notes to Unaudited Pro Forma Condensed
                       Consolidated Financial Statements


Balance Sheet Adjustments

1. Represents the historical condensed consolidated balance sheet of ICI as of March 31, 1996.

2. Represents the divisional balance sheet of EMI as of March 31, 1996.

3. To reflect the elimination of all EMI assets, liabilities and divisional equity that are not being acquired by ICI as part of the purchase of EMI. Under the terms of the EMI purchase agreement, ICI is only acquiring the telecommunications assets of EMI which principally consist of telecommunications equipment and existing telecommunications service contracts.

4. To reflect the issuance of ICI common stock in exchange for the telecommunications assets of EMI. Under the terms of the EMI purchase agreement, ICI has agreed to issue 937,500 shares of common stock for such assets. For pro forma purposes, the stock has been valued at $18 per share which represents an average of the selling price of ICI's common stock for a period before and after the date of the acquisition agreement, February 20, 1996. The Company has initially allocated all of the estimated fair value of the common stock plus $250,000 in estimated acquisition-related costs to the telecommunications equipment pending final analysis of the value of the equipment and any acquired intangible assets.

Statements of Operations Adjustments

(a) Represents the historical condensed consolidated statement of operations of ICI for the quarter ended March 31, 1996 and the year ended December 31, 1995, which as to 1995 include the operations of FiberNet from March 1, 1995.

(b) Represents the historical condensed statement of operations of EMI for the quarter ended March 31, 1996 and the twelve months ended January 31, 1996. The operations for the month of January 1996 are included in both periods. The revenue and net loss for the month of January 1996 were $4,057,721 and $15,163, respectively.

(c) Represents the historical condensed statement of operations of FiberNet for the two months ended February 28, 1995.

(d) Represents the elimination of revenues between ICI and EMI.

                        Intermedia Communications Inc.

                     Notes to Unaudited Pro Forma Condensed
                 Consolidated Financial Statements (continued)


Statements of Operations Adjustments (continued)

(e) Represents the reduction in historical depreciation expense of EMI's telecommunications equipment as a result of the assets being depreciated on a straight-line basis using an estimated weighted average remaining life of seven years for pro forma purposes versus the original estimated lives and the accelerated depreciation method historically followed by EMI.

(f) To reflect the two months of goodwill amortization related to the FiberNet acquisition not included in ICI's historical consolidated financial statements.

(g) Represents the elimination of interest costs which would not have been incurred because of the proposed acquisition of EMI's telecommunications assets with ICI Common Stock.

(h) Represents the elimination of EMI's historical income tax benefit as a result of ICI's significant net operating losses.

(i) The pro forma weighted average number of shares outstanding has been adjusted to reflect the issuance of common stock for FiberNet in 1996 and 1995 and EMI in 1996 as if they occurred at the beginning of the indicated period.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 12, 1996

                     INTERMEDIA COMMUNICATIONS INC.
                     ------------------------------
                                (Registrant)



                     By: David C. Ruberg
                        -----------------------------
                       Name:  David C. Ruberg
                       Title: Chairman, Chief Executive Officer
                              and President